                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement

[_] Confidential, for use of the
    Commission only (as permitted by
    Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                        Bancroft Convertible Fund, Inc.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[X] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                        BANCROFT CONVERTIBLE FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                               ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                      TO BE HELD ON OCTOBER 25, 1996

                               ----------------

To The Shareholders:

  A special meeting of shareholders of Bancroft Convertible Fund, Inc. (the "Company") will be held on October 25, 1996 at 10:00 a.m. at the Morris County Golf Club, 39 Punchbowl Road, Convent Station, New Jersey 07961, for the fol-lowing purposes:

    (1) To approve a new Investment Advisory Agreement between the Company and Davis-Dinsmore Management Company.

    (2) To transact such other business as may properly come before the meet-ing.

  Shareholders of record at the close of business on August 30, 1996 are enti-tled to vote at the meeting and any adjournments. If you attend the special meeting, you may vote your shares in person. If you do not expect to attend the special meeting, please fill in, date, sign and return the proxy in the enclosed envelope which requires no postage if mailed in the United States.

  It is important that you return your signed proxy promptly so that a quorum may be assured.

September 5, 1996

                                                 Thomas H. Dinsmore
                                           Chairman of the Board of Directors

                        BANCROFT CONVERTIBLE FUND, INC.

                65 Madison Avenue, Morristown, New Jersey 07960

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        SPECIAL MEETING OF SHAREHOLDERS

                       TO BE HELD OCTOBER 25, 1996

                               ----------------

  The accompanying proxy is solicited by the Board of Directors of Bancroft Convertible Fund, Inc. (the "Company"), in connection with a special meeting of shareholders of the Company to be held at the Morris County Golf Club, 39 Punchbowl Road, Convent Station, New Jersey 07961 on October 25, 1996 (the "Special Meeting"). A shareholder can revoke the proxy prior to its use by ap-pearing at the Special Meeting and voting in person, by giving written notice of such revocation to the Secretary of the Company, or by returning a subse-quently dated proxy.

  The Company has engaged the services of Morrow & Co., Inc. ("Morrow") to as-sist it in the solicitation of proxies for the Special Meeting. The cost of soliciting proxies will be borne by the Company. It is estimated that the cost of Morrow's services will be approximately $9,000. The Company expects to so-licit proxies principally by mail, but the company or Morrow may also solicit proxies by telephone or personal interview. The Company may also pay persons holding stock in their names, or those of their nominees, for their expenses in sending proxies and proxy materials to beneficial owners or principals.

  The Board of Directors has named Thomas H. Dinsmore, Chairman and Chief Ex-ecutive Officer, Jane D. O'Keeffe, President, and Sigmund Levine, Senior Vice President and Secretary of the Company, as proxies. Unless specific instruc-tions are given to the contrary in the accompanying proxy, the proxies will vote FOR the approval of the Investment Advisory Agreement. Abstentions and broker non-votes received with respect to this proposal will be counted for purposes of determining whether a quorum is present at the Special Meeting. Abstentions and broker non-votes do not count as votes received but have the same effect as casting a vote against a proposal that requires the vote of a majority or other percentage of the shares present at the Special Meeting, provided a quorum exists.

  The Board of Directors currently knows of no other matters to be presented to the Special Meeting. If any other matters properly come before the Special Meeting, the proxies will vote in accordance with their best judgment. The proxies may propose to adjourn the Special Meeting to permit further solicita-tion of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present in person or by proxy at the Special Meeting. The proxies will vote in favor of adjournment those proxies which instruct them to vote in favor of any proposal to be considered at the adjourned meet-ing, and will vote against adjournment those proxies which instruct them to vote against or to abstain from voting on all proposals to be considered at the adjourned meeting. Shareholders will be notified of any adjournment that is later than November 24, 1996.

  Shareholders of record at the close of business on August 30, 1996 (the "Record Date") will be entitled to one vote per share on all business of the Special Meeting. The Company had 2,950,343 shares of its Common Stock out-standing on the Record Date. It is expected that this proxy statement and ac-companying proxy will be first sent to shareholders on or about September 5, 1996. Upon the request of any Shareholder, the Company will furnish, without charge, a copy of the Company's annual report for the fiscal year ended Octo-ber 30, 1995, together with the Company's semi-annual report for the six months ended April 30, 1996. All such requests should be directed to Morrow & Co. Inc., 909 Third Avenue, New York, NY 10022 at 1-800-662-5200.

  The favorable vote of the holders of a "majority of the outstanding securi-ties" of the Company, as defined in the Investment Company Act of 1940, as amended (the "1940 Act") is required to approve the new Investment Advisory Agreement for the Company. The 1940 Act defines a "majority of the outstanding voting securities" of the Company to mean the lesser of (a) the vote of hold-ers of 67% or more of the shares of Common Stock of the Company present in person or by proxy at the Special Meeting, if the holders of more than 50% of the outstanding voting shares of the Company are present in person or by proxy, or (b) the vote of the holders of more than 50% of the outstanding Com-mon Stock of the Company.

                   APPROVAL OF INVESTMENT ADVISORY AGREEMENT

INTRODUCTION

  Shareholders are being asked to approve an Investment Advisory Agreement, described below (the "New Advisory Agreement") that has no changes in terms and conditions, no changes in fees and no changes in the way the Company is managed, advised or operated. The necessity for obtaining shareholder approval of the New Advisory Agreement arises because of the technical requirements of the 1940 Act that apply to the share transfers described below under "Change in Ownership of Davis- Dinsmore". As discussed under that caption, there have been no changes in the operation of Davis- Dinsmore Management Company ("Da-vis-Dinsmore"), the Company's investment advisor, which resulted from such share transfers.


  Davis-Dinsmore served as investment adviser to the Company from commencement of the Company's operations until August 11, 1996 pursuant to an Amended In-vestment Advisory Agreement (the "Prior Advisory Agreement") dated May 15, 1985. Public shareholders of the Company approved the Prior Advisory Agreement on June 26, 1985. On October 26, 1995, the Board of Directors of the Company, including a majority of the directors who are not interested persons of the Company or Davis-Dinsmore (the "Independent Directors"), voted to continue the Prior Advisory Agreement for an additional year. As of such date, two of the Company's then-current directors owned shares of Davis-Dinsmore's outstanding voting Common Stock: Mr. Ronald Dinsmore (85% of such stock); and Mr. Thomas Dinsmore (10% of such stock).


  Mr. Ronald Dinsmore passed away on August 11, 1996. Since he owned on such date more than 25% of the outstanding voting shares of Common Stock of Davis-Dinsmore, and such shares were automatically transferred to his estate, an "assignment" of the Prior Advisory Agreement under the 1940 Act occurred. The Prior Advisory Agreement terminated automatically upon its assignment as re-quired by the 1940 Act. As described more fully below, in accordance with in-heritance laws and the terms of

Mr. Ronald Dinsmore's will, transfers of the outstanding shares of Davis-Dins-more now held by Mr. Ronald Dinsmore's estate are expected to be made approxi-mately as of the time of shareholder approval of the New Advisory Agreement. Certain gifts of such shares are also expected to be made as of the same time. See "Change in Ownership of Davis-Dinsmore."

  At a meeting held on August 1, 1996, the Board of Directors of the Company, including a majority of the Independent Directors, recognizing the health problems of Mr. Ronald Dinsmore, approved an interim investment advisory agreement (the "Interim Advisory Agreement") in accordance with Rule 15a-4 un-der the 1940 Act, to become effective in the event of Mr. Ronald Dinsmore's death. Such agreement became effective as of August 11, 1996. The terms of the Interim Advisory Agreement are identical to those of the Prior Advisory Agree-ment, although the Interim Advisory Agreement automatically terminates upon the earlier of (1) 120 days after its effective date (or December 9, 1996) or
(2) shareholder approval of the New Advisory Agreement.

  On August 1, 1996, the Board of Directors of the Company, including a major-ity of the Independent Directors, also approved, subject to shareholder ap-proval, the New Advisory Agreement. A copy of the New Advisory Agreement is attached hereto as Exhibit A. In approving the New Advisory Agreement, the Board of Directors took into account the share transfers described below under "Change in Ownership of Davis-Dinsmore". The provisions of the Prior Advisory Agreement and the New Advisory Agreement are identical. A description of both such agreements (collectively, the "Advisory Agreements") is provided below under "Terms of the Advisory Agreements." Such description is only a summary and is qualified by reference to the attached Exhibit. The New Advisory Agree-ment will become effective upon its approval by the Company's shareholders. In the event shareholders do not approve the New Advisory Agreement, the Board of Directors will be required to approve, subject to shareholder approval, an-other advisory agreement for the Company.

CHANGE IN OWNERSHIP OF DAVIS-DINSMORE

  Mr. Ronald Dinsmore and Mr. Bancroft G. Davis formed Davis-Dinsmore in 1970 to serve as the investment advisor to the Company, a closed-end management in-vestment company whose shares are traded on the American Stock Exchange. Mr. Ronald Dinsmore and Mr. Davis each owned 50% of Davis-Dinsmore's outstanding voting stock until the death of Mr. Davis in 1981. Upon Mr. Davis' death, Da-vis-Dinsmore repurchased the shares of Davis-Dinsmore then owned by Mr. Davis' estate. From 1981 until 1993, Mr. Ronald Dinsmore was the sole owner of Davis-Dinsmore. In each of 1993 and 1994, Mr. Ronald Dinsmore gave 5% of the out-standing voting stock of Davis-Dinsmore to his son, Thomas H. Dinsmore. In 1995, Mr. Ronald Dinsmore gave 2.4%, and in 1996, gave 2.6%, of the outstand-ing voting stock to Mr. Thomas Dinsmore. In 1994, Mr. Ronald Dinsmore gave 5% of the outstanding voting stock to a daughter, Jane Dinsmore O'Keeffe. In 1995, Mr. Ronald Dinsmore gave 2.4%, and in 1996, gave 2.6%, of the outstand-ing voting stock to Ms. O'Keeffe. Such gifts were made in recognition of past services rendered by Mr. Thomas Dinsmore and Ms. O'Keeffe to Davis-Dinsmore and services to be provided by such individuals to Davis-Dinsmore in the fu-ture.

  Mr. Ronald Dinsmore was Chairman of Davis-Dinsmore from August 1988 until his death in August 1996. Mr. Thomas Dinsmore was President of Davis-Dinsmore from August 1988 through August 1996 and now serves as its Chairman and Chief Executive Officer. Mr. Thomas Dinsmore has been a director of Davis-Dinsmore since April 1994. Ms. O'Keeffe was Executive Vice President of Davis-Dinsmore from April 1994 through August 1996 and now serves as its President. Ms. O'Keeffe has been a director of Davis-Dinsmore since July 1996.

  On June 28, 1996, the Board of Directors of Davis-Dinsmore declared and paid a stock dividend of one share of non-voting Common Stock ("Class B Shares") for every share of voting Common Stock ("Class A Shares") outstanding. As a result of such stock dividend, as of June 30, 1996, Mr. Ronald Dinsmore owned 75% of the outstanding Class A Shares and 75% of the outstanding Class B Shares, Mr. Thomas Dinsmore owned 15% of the outstanding Class A Shares and 15% of the outstanding Class B Shares, and Ms. O'Keeffe owned 10% of the out-standing Class A Shares and 10% of the outstanding Class B Shares.

  Mr. Ronald Dinsmore passed away on August 11, 1996. As of such date, Mr. Dinsmore's estate owned 75% of the outstanding Class A shares and 75% of the outstanding Class B Shares. Mr. Thomas Dinsmore and Ms. Jane O'Keeffe each will receive directly from Mr. Ronald Dinsmore's estate approximately 14.4% of the outstanding Class A Shares. Ms. Sally Dinsmore Finnican will receive di-rectly from such estate approximately 14.4% of the outstanding Class B Shares. Mrs. Jean Dinsmore, Mr. Ronald Dinsmore's widow, will receive the balance of the Class A Shares and the Class B Shares, but intends to give to each of Mr. Thomas Dinsmore and Ms. Jane O'Keeffe approximately 11.2% of the outstanding Class A Shares.

  As a result of these transfers (the "Transfers"), all of which are scheduled to occur approximately as of the time of shareholder approval of the New Advi-sory Agreement, Mr. Thomas Dinsmore will own 40.6% of the outstanding Class A Shares and 15% of the outstanding Class B Shares; Ms. O'Keeffe will own 35.6% of the outstanding Class A Shares and 10% of the outstanding Class B Shares; Mrs. Jean Dinsmore will own 23.8% of the outstanding Class A Shares and 60.6% of the outstanding Class B Shares and Ms. Sally Finnican will own 14.4% of the outstanding Class B Shares.

  Davis-Dinsmore has represented to the Board of Directors of the Company that it does not contemplate any changes to the day-to-day management or operation of Davis-Dinsmore relating to the Company, the personnel managing the Company or other services to, or business activities with respect to, the Company as a result of the Transfers. Davis-Dinsmore does not expect the Transfers to re-sult in changes in the business, corporate structure, financial condition or senior management or personnel of Davis-Dinsmore or in the manner in which Da-vis-Dinsmore renders services to the Company, although changes in the ordinary course of business may occur.


BOARD OF DIRECTORS EVALUATION

  The Board of Directors of the Company, including a majority of the Indepen-dent Directors, has determined that by approving the New Advisory Agreement on behalf of the Company, the Company can best assure itself that the services currently provided by Davis-Dinsmore will continue after the Transfers without interruption or change. The Board of Directors has determined that, as with the Prior Advisory Agreement, the New Advisory Agreement will enable the Com-pany to continue to obtain services of high quality at a cost deemed appropri-ate, reasonable and in the best interest of the Company and its shareholders.

  In evaluating the New Advisory Agreement, the Board of Directors of the Com-pany took into account that there are no differences between the terms and conditions of the Company's Prior Advisory Agreement and the New Advisory Agreement, including the terms relating to the services to be provided by Da-vis-Dinsmore and the fees and expenses payable by the Company.

  The Board of Directors also considered the terms of the Transfers, including the possible effects of the Transfers upon Davis-Dinsmore and upon the ability of Davis-Dinsmore to provide advisory services to the Company. The Board of Directors also considered the effect on the continuing management of Davis-Dinsmore of its ownership in Davis-Dinsmore.

  Based upon its review, the Board of Directors of the Company concluded that the New Advisory Agreement is in the best interest of the Company and the Company's shareholders. The Board also concluded that as a consequence of the Transfers, the operations of Davis-Dinsmore and its ability to provide serv-ices to the Company would not be diminished. Accordingly, after considering the factors they deemed relevant, the Board of Directors of the Company, in-cluding a majority of the Independent Directors, approved the New Advisory Agreement to take effect upon the receipt of shareholder approval and voted to recommend its approval to the shareholders of the Company.

  As of the dates on which the Board of Directors evaluated the New Advisory Agreement, three of the Company's then-current directors owned Class A Shares of Davis-Dinsmore: Mr. Ronald Dinsmore (75% of Class A Shares); Mr. Thomas Dinsmore (15% of Class A Shares); and Ms. O'Keeffe (10% of Class A Shares).

TERMS OF THE ADVISORY AGREEMENTS

  Although the Prior Advisory Agreement has terminated and the New Advisory Agreement has not become effective, both Advisory Agreements are described be-low as if they are in effect. Under the Advisory Agreements, Davis-Dinsmore furnishes the Company with investment information and advice and makes recom-mendations with respect to the purchase and sale of investments based upon the Company's investment policies. Although the Company's investment decisions are based in large measure upon recommendations of Davis-Dinsmore, the Company's officers have sole responsibility for investment decisions, subject to the control of the Board of Directors.

  Davis-Dinsmore pays for the Company's office space and facilities and the salaries of the Company's officers. Under the Advisory Agreements, all of the costs associated with personnel and certain non-personnel expenses of the of-fice of the Treasurer, up to a maximum of $50,000 a year, are reimbursed by the Company. Davis-Dinsmore is currently voluntarily waiving its right to be reimbursed to the extent such expenses of the office of the Treasurer exceed $25,000 a year. Such waiver may be revoked by Davis-Dinsmore at any time. The Company pays all of its expenses not assumed by Davis-Dinsmore including ex-penses in connection with the offering of its securities, fees and expenses of unaffiliated directors, taxes, fees and commissions of all types, fees of its custodian, registrar, transfer agent and dividend disbursing agent, and inter-est, brokerage commissions, legal and accounting expenses and the like. The Company is required to pay or reimburse Davis-Dinsmore for the direct costs of postage, printing, copying and travel expenses attributable to the conduct of the business of the Company. For the Company's fiscal year ended October 30, 1995, the Company paid Davis-Dinsmore $504,164 for advisory fees and reim-bursed Davis-Dinsmore $25,000 for expenses associated with the Treasurer's of-fice and $724 for expenses associated with postage, printing, copying and travel expenses attributable to the conduct of the business of the Company.

  The Advisory Agreements provide for a monthly fee to Davis-Dinsmore computed at an annual rate of 3/4 of 1% of the first $100,000,000 of net assets and 1/2 of 1% of the excess over $100,000,000. The Advisory Agreements provide that the annual fee payable by the Company to Davis-Dinsmore shall be reduced to the extent that the Company's ordinary expenses for the year (in-cluding the advisory fee, but excluding extraordinary items, interest and lo-cal, state and Federal taxes) exceed 1.5% of the first $100,000,000 of the av-erage of the monthly net asset values for the twelve months of each year and 1% of the excess over $100,000,000 of the average of the monthly net asset values. What constitutes an "extraordinary item" rather than an ordinary ex-pense is conclusively determined by the independent directors of the Company (directors who are not interested persons of the Company or Davis-Dinsmore) and does not involve the participation of the Company's auditors. The Company did not exceed the Expense Limitations during the last fiscal year.

  The Advisory Agreements may be terminated without penalty either by the Com-pany, by the action of the shareholders or Board of Directors, or Davis-Dins-more on 60 days written notice and will terminate automatically in the event of any assignment, as defined by the 1940 Act. The Advisory Agreements con-tinue from year to year so long as their continuance is specifically approved at least annually either (i) by the Board of Directors of the Company or (ii) by the vote of a majority of the Company's outstanding voting securities, as defined by the 1940 Act, provided that in either event the continuance is also approved by the vote of a majority of the directors of the Company who are not interested persons of the Company or of Davis-Dinsmore, cast in person at a meeting called for the purpose of voting on such approval.

INFORMATION CONCERNING DAVIS-DINSMORE

  Davis-Dinsmore was organized in 1970, and advises the Company and Ellsworth Convertible Growth and Income Fund, Inc. ("Ellsworth"). As of August 26, 1996,
total assets of the Company were approximately     , and total assets of Ells-
worth were approximately $    . The advisory agreement between Ellsworth and
Davis-Dinsmore (the "Ellsworth Advisory Agreement") provides for a monthly fee to Davis-Dinsmore computed at an annual rate of 3/4 of 1% of the first $100,000,000 of net assets and 1/2 of 1% of the excess over $100,000,000. An advisory fee of .75% is higher than that paid by many other open-end and closed-end investment companies. Of the three other comparable closed-end con-vertible funds, the fee paid by Ellsworth is approximately the same as two and slightly higher than the third. The Ellsworth Advisory Agreement provides that the annual fee payable by Ellsworth to Davis-Dinsmore shall be reduced to the extent that Ellsworth's ordinary expenses for the year (including the advisory fee, but excluding interest, local, state and Federal taxes and extraordinary expenses as determined by a majority of Ellsworth's directors who are not in-terested persons of Ellsworth or Davis-Dinsmore) exceed 1.5% of the first $100,000,000, and 1% of the excess over $100,000,000, of the average of the monthly net asset values for the twelve months of each fiscal year. For Ellsworth's fiscal year ended September 30, 1995, Ellsworth paid Davis-Dins-more $474,860 for advisory fees and $25,000 for reimbursement of expenses as-sociated with the Treasurer's Office. Ellsworth did not exceed the Expense Limitations during the last fiscal year.

  Davis-Dinsmore pays for Ellsworth's office space and facilities and the sal-aries of Ellsworth's executive officers and furnishes clerical, bookkeeping and statistical services to Ellsworth. Under the Ellsworth Advisory Agreement, Ellsworth reimburses Davis-Dinsmore all of the costs associated with certain personnel and non-personnel expenses of the office of the Treasurer, up to a maximum of $25,000 per year. Ellsworth pays all of its expenses not assumed by Davis-Dinsmore, including expenses in connection with the offering of its se-curities, fees and expenses of unaffiliated directors, salaries of any employ-ees other than executive officers, taxes, fees and commissions of all types, fees of its custodian, registrar, transfer agent and dividend disbursing agent and inter-est, brokerage commissions, legal and accounting expenses and the like. Ells-worth is required to pay or reimburse Davis-Dinsmore for the direct costs of postage, printing, copying and travel expenses attributable to the conduct of the business of Ellsworth. In fiscal 1995, Ellsworth reimbursed Davis-Dinsmore $684 for such expenses.

  Davis-Dinsmore's offices are located at 65 Madison Avenue, Morristown, New Jersey 07960. The directors of Davis-Dinsmore are Mr. Thomas H. Dinsmore, Mrs. Jean Dinsmore and Ms. Jane D. O'Keeffe. Mr. Thomas Dinsmore is Chairman, Chief Executive Officer and Senior Analyst of Davis-Dinsmore, and is a director, Chairman and Chief Executive Officer of each of the Company and Ellsworth. Mrs. Jean Dinsmore is a Republican committeewoman for the State of New Jersey. Ms. Jane O'Keeffe is President of Davis-Dinsmore and is a director and Presi-dent of each of the Company and Ellsworth. All of such persons can be reached c/o Davis-Dinsmore, 65 Madison Avenue, Morristown, New Jersey 07960. Certain officers of Davis-Dinsmore are also officers of the Company. The names, prin-cipal occupations and affiliations of the executive officers of the Company are shown below under "General Information--Directors and Executive Officers of the Company".

  Davis-Dinsmore is a privately held corporation. See "Change of Ownership of Davis-Dinsmore".

RECOMMENDATION OF DIRECTORS

  The Board of Directors recommends that you vote FOR the approval of the New Investment Advisory Agreement.

                              GENERAL INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

  Directors of the Company are elected to serve for a three year term and until their successors are elected and qualified. Officers of the Company serve at the pleasure of the Board and until their successors are elected and qualified. Set forth below is certain information regarding the directors and executive officers of the Company.

                                  (1) PRINCIPAL OCCUPATION OR
                                        BUSINESS DURING           SERVED AS
                                PAST FIVE YEARS AND (2) CURRENT   DIRECTOR
           NAME            AGE           DIRECTORSHIPS              SINCE
           ----            ---  -------------------------------   ---------
 Thomas H. Dinsmore*        43 (1) Since August 1996, Chairman      1985
                                   and Chief Executive Officer
                                   of the Company, Ellsworth
                                   and Davis-Dinsmore. From
                                   November 1985 to August
                                   1996, President of the
                                   Company. From May 1986 to
                                   August 1996, President of
                                   Ellsworth. Since April 1994,
                                   Director of Davis-Dinsmore.
                                   From August 1988 to August
                                   1996, President of Davis-
                                   Dinsmore. Since February
                                   1983, Senior Analyst of
                                   Davis-Dinsmore.
                               (2) Director of Ellsworth.
 Jane D. O'Keeffe*          41 (1) Since August 1996, President     1995
                                   of the Company, Ellsworth
                                   and Davis-Dinsmore. From
                                   February 1996 to August
                                   1996, Executive Vice
                                   President of the Company.
                                   From January 1996 to August
                                   1996, Executive Vice
                                   President of Ellsworth. From
                                   April 1994 to February 1996,
                                   Vice President of the
                                   Company. From April 1994 to
                                   January 1996, Vice President
                                   of Ellsworth. From April
                                   1994 to August 1996,
                                   Executive Vice President of
                                   Davis-Dinsmore. From October
                                   1988 to March 1994, Vice
                                   President, Fiduciary Trust
                                   International.
                               (2) Director of Ellsworth.
 Gordon F. Ahalt            68 (1) Since January 1982,              1982
                                   President, G.F.A. Inc.
                                   (petroleum industry
                                   consulting). Since 1987,
                                   Consultant W.H. Reaves &
                                   Co., Inc. (asset
                                   management).
                               (2) Director of Ellsworth; The
                                   Harbinger Group
                                   (investments); Cal Dive
                                   International (diving
                                   service); and The Houston
                                   Exploration Company (oil and
                                   gas exploration).
 William A. Benton          62 (1) Since January 1991, limited      1994
                                   partner of Gavin, Benton &
                                   Co. (New York Stock Exchange
                                   specialist firm). Since
                                   January 1991, Partner in BE
                                   Partners (small options
                                   market maker). From June
                                   1986 to December 1990,
                                   partner of Benton & Co. (New
                                   York Stock Exchange
                                   specialist firm).
                               (2) Director of Ellsworth.
 Elizabeth C. Bogan, Ph.D.  51 (1) Since September 1992, Senior     1990
                                   Lecturer in Economics at
                                   Princeton University. From
                                   September 1971 to July 1992,
                                   Professor of Economics at
                                   Fairleigh Dickinson
                                   University.
                               (2) Director of Ellsworth.
 Donald M. Halsted, Jr.     69 (1) Since October 1983, self-        1970
                                   employed businessman.
                               (2) Director of Ellsworth and
                                   Aquarian Company (water
                                   company).
 George R. Lieberman        73 (1) Retired; Prior to January        1987
                                   1988, Chief Executive
                                   Officer, Lieberman-Applucci
                                   (advertising); and
                                   President, Interspace
                                   Airport Advertising
                                   (advertising).
                               (2) Director of Ellsworth.

                                                                     SERVED AS
                      (1)PRINCIPAL OCCUPATION OR BUSINESS DURING      DIRECTOR
      NAME      AGE  PAST FIVE YEARS AND (2) CURRENT DIRECTORSHIPS     SINCE
      ----      ---  ---------------------------------------------   ----------
 Sigmund Levine  69 (1) Since February 1996, Senior Vice President      Not
                        of the Company, and since January 1996,      Applicable
                        Senior Vice President of Ellsworth. From
                        April 1993 to February 1996, Executive
                        Vice President, and since November 1982,
                        Secretary of the Company and Secretary and
                        Treasurer of Davis-Dinsmore. From November
                        1982 to April 1993, Treasurer of the
                        Company. From April 1993 to January 1996,
                        Executive Vice President, and since May
                        1986, Secretary of Ellsworth. From May
                        1986 to April 1993, Treasurer of
                        Ellsworth.
 H. Tucker Lake  48 (1) Since April 1994, Vice President, Trading       Not
                        of the Company and of Ellsworth. Prior       Applicable
                        thereto, Sales Associate, Coldwell Banker,
                        Schlott Realtors.
 Gary Levine     39 (1) Since April 1993, Treasurer of the Company      Not
                        and of Ellsworth. Since June 1986,           Applicable
                        Assistant Secretary of the Company and of
                        Ellsworth. Since April 1994, Assistant
                        Secretary and Assistant Treasurer of
                        Davis-Dinsmore.

- --------

* Mr. Thomas Dinsmore is an "interested person" of the Company and Davis-Dins-more, as defined by the 1940 Act because he is an officer of the Company and an officer, director and holder of more than 5% of the issued and outstand-ing Class A Shares of Davis-Dinsmore. Ms. O'Keeffe is an interested person of the Company and Davis-Dinsmore because she is an officer of the Company and an officer, director and holder of more than 5% of the issued and out-standing Class A shares of Davis-Dinsmore.

  Security Ownership of Management. The following table sets forth certain in-formation regarding the ownership of the Company's shares of Common Stock by the current directors, director emeritus and officers of the Company.

                                                                   SHARES OF
                                                                 COMPANY OWNED
                                                                  BENEFICIALLY
                                                                AUGUST 30, 1996*
                                                                ----------------
Thomas H. Dinsmore.............................................      4,395(1)
Gordon F. Ahalt................................................        551
William A. Benton..............................................      1,191
Elizabeth C. Bogan, Ph.D. .....................................      1,000
Donald M. Halsted, Jr. ........................................      1,836
George R. Lieberman............................................        811
Jane D. O'Keeffe...............................................      3,102
Duncan O. McKee(2).............................................      1,031(2)
Sigmund Levine.................................................        681
H. Tucker Lake.................................................        110(3)
Gary I. Levine.................................................        449

- --------

 * Represents for each director, director emeritus and officer less than 1% of the outstanding shares of Common Stock of the Company. As of August 30, 1996, the directors, director emeritus and officers of the Company benefi-cially owned in the aggregate 15,157 shares of Common Stock of the Company representing approximately .5% of the shares outstanding. Except as other-wise indicated, each director, director emeritus and officer possessed sole investment and voting power with respect to shares of Common Stock benefi-cially owned.

(1) Mr. Thomas Dinsmore possessed sole investment and voting power with re-spect to 1,754 shares of Common Stock beneficially owned by him and pos-sessed shared investment and voting power with respect to 2,641 shares of Common Stock beneficially owned by him. The number of shares of Common Stock of the Company owned by Mr. Thomas Dinsmore does not include 1,408 shares owned by his wife, as to which shares Mr. Thomas Dinsmore disclaims beneficial ownership.


(2) Mr. Duncan McKee has served as Director Emeritus of the Company since 1988. As Director Emeritus, Mr. McKee attends Board of Directors meetings but does not vote on any matters before the Board. Mr. McKee, who is pres-ently retired, was previously a partner in the law firm of Ballard Spahr Andrews & Ingersoll.

(3) Mr. H. Tucker Lake possessed shared investment and voting power with re-spect to 110 shares of Common Stock beneficially owned by his wife.

  Principal Holders of the Company's Stock. The Company knows of no beneficial owners of more than 5% of the Company's outstanding Common Stock.

                             SHAREHOLDER PROPOSALS

  To be considered in the Company's proxy statement and proxy for the 1998 an-nual meeting of shareholders, shareholder proposals must be received no later than August 31, 1997.

                                OTHER BUSINESS

  The management knows of no business to be presented to the Special Meeting other than the matters set forth in this proxy statement.

                                           By order of the Board of Directors,

                                                 Thomas H. Dinsmore
                                           Chairman of the Board of Directors

September 5, 1996.

                                                                      EXHIBIT A

                        BANCROFT CONVERTIBLE FUND, INC.

                      INVESTMENT ADVISORY AGREEMENT

                                                                 August 1, 1996

DAVIS-DINSMORE MANAGEMENT COMPANY
65 Madison Avenue
Morristown, New Jersey 07960

Gentlemen:

  The undersigned, Bancroft Convertible Fund, Inc., a Delaware corporation (the "Company"), is an investment company registered under the Investment Company Act of 1940 (the "Act"). The Company is a diversified closed-end investment company, and invests and reinvests its assets. The Company hereby engages you to act as its Investment Adviser and to supervise certain of its affairs, subject to the terms and conditions herein set forth.

  Section 1. Advisory Services. The Company will from time to time furnish to you detailed statements of its investments and resources and information as to its investment needs, and will make available to you such financial reports, proxy statements, legal and other information relating to its investments as may be in the possession of the Company or available to it. You shall, at your expense, furnish to the Company, at the regular executive offices of the Company, continuing investment information, advice and recommendations with respect to the purchase and sale of investments and the making of commitments with respect thereto. In giving such advice and making such recommendations, you shall be guided by the Company's investment policy as delineated by the statements contained in the various documents filed with the Securities and Exchange Commission as such documents may from time to time be amended. You shall place at the disposal of the Company such statistical, research, analytical and technical services, information and reports as may reasonably be required. Your advice and recommendations with respect to the purchase and sale of investments and the making of investment commitments shall be submitted at the principal office of the Company to an officer or officers of the Company designated for that purpose by the Board of Directors of the Company. Such officer or officers shall have, subject to the control of the Company's Board of Directors, sole responsibility for investment decisions, and full authority to act upon your advice and recommendations and to place orders on behalf of the Company for the purchase and sale of portfolio securities. Reports of portfolio transactions shall be made monthly to the Board of Directors of the Company.

  Section 2. Independent Contractor. You shall, for all purposes hereof, be deemed to be an independent contractor and shall have no authority to act for or represent the Company unless otherwise provided. No agreement, bid, offer, commitment, contract or other engagement entered into by you, whether on your behalf or whether purported to have been entered into on behalf of the Company, shall be binding upon the Company, and all acts authorized to be done by you under this contract shall be done by you as an independent contractor and not as agent.

  Section 3. Expenses. To the extent described in this Section 3, you shall provide the Company with office space and facilities, pay the salaries of its executive officers and furnish clerical, bookkeeping and statistical services to the Company.

  The Company will pay all expenses incurred by it and not assumed by you including, but not by way of limitation, expenses in connection with its organization and with the offering of its securities; fees and expenses of its unaffiliated directors; salaries of employees other than executive officers; the compensation and related personnel expenses of the Treasurer of the Company and all personnel working under the Treasurer's direction and the expenses of office space, facilities, and equipment used by the Treasurer and such personnel in performance of their duties to the Company in an aggregate amount not to exceed $50,000 per year; legal and accounting fees, fees of custodian, registrar, transfer agents and dividend disbursing agents; taxes, interest, brokerage commissions; direct costs of postage, printing, copying and travel expenses attributable to the conduct of the business of the Company, etc. You shall assume and pay all expenses incurred by you in performance of this contract.

  Section 4. Compensation. As compensation for these services, the Company will pay to you on the last day of each month a fee for such month computed at an annual rate of 3/4 of 1% of the first $100,000,000 and 1/2 of 1% of the excess over $100,000,000 of the Company's net asset value in such month, subject to reduction as follows: the annual fee payable shall be reduced to the extent the Company's ordinary expenses for the year (including your fee but excluding interest, local, state and Federal taxes on the Company and extraordinary items) exceed 1.5% of the first $100,000,000 and 1% of the excess over $100,000,000 of the average of the monthly net asset values of the Company for the twelve months of such year. You will promptly refund any amount theretofore paid in excess of the fee determined to be due for such year. For the purpose of calculation of the fee, the net asset value for a month will be the average of the Company's net asset values at the close of business on the last business day on which the New York Stock Exchange is open in each week in the month. The determination of what constitutes an "extraordinary item" rather than an ordinary expense shall be conclusively determined by the directors of the Company who are not "interested persons" of either the Company or you, as defined by the Act.

  If this contract shall become effective subsequent to the first day of a month, or shall terminate before the last day of a month, your compensation for such fraction of the monthly period shall be determined by applying the foregoing percentage to the net asset value of the Company during such fraction of a monthly period (which net asset value shall be determined in such reasonable manner as the Board of the Company shall deem appropriate) and in the proportion that such fraction of a monthly period bears to the entire month.

  Compensation under this contract will begin to accrue on its effective date.

  Section 5. Approval of Contract; Termination. This contract will be submitted to the Company's shareholders for approval. If approved by the vote of a majority of the Company's outstanding shares of common stock as defined in the Act, the contract will be in effect from the date of approval. Unless terminated by either party, this contract will continue in force from year to year so long as the continuance is specifically approved at least annually either (i) by the Board of Directors of the Company or (ii) by the vote of a majority of the outstanding voting securities of the Company as defined in the Act, provided that in either event the contract is also approved by the vote of a majority of the directors of the Company who are not interested persons, as defined in the Act, of the Company or of you, cast in person at a meeting called for the purpose of voting on such approval. The contract is terminable without penalty by either party on sixty days' written notice and will terminate automatically in the event of any assignment.

  Except as specified above, this contract may not be amended, transferred, assigned, sold or in any other manner hypothecated or pledged; provided, that this limitation shall not prevent any minor amendments to the contract which may be required by Federal or state regulatory bodies.

  Section 6. Liability. You shall give the Company the benefit of your best judgment and efforts in rendering the services set forth herein, and the Company agrees as an inducement to the undertaking of these services by you that you shall not be liable for any error of judgment or for any loss suffered by the Company in connection with any matters to which this contract relates except that nothing herein contained shall be construed to protect you against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties or by reckless disregard of your obligations or duties under this contract.

  Section 7. Multiple Capacities. Except to the extent necessary for performance of your obligations hereunder, nothing shall restrict your right or any of your directors, officers or employees who may be directors, officers or employees of the Company to engage in any other business or to devote time and attention to the management or other aspects of any other business whether of a similar or dissimilar nature or to render services of any kind to any other corporation, firm, individual or association.

  It is understood and agreed that the directors, officers, agents, employees and shareholders of the Company may be interested in your company as directors, officers, shareholders, employees, agents or otherwise, and the directors, officers, agents, employees and shareholders of your company may be interested in the Company as a shareholder or otherwise.

  Section 8. Concerning Applicable Provisions of Law, Etc. This contract shall be subject to all applicable provisions of law, including, but not limited to, the applicable provisions of the Act; and, to the extent that any provisions herein contained conflict with any such applicable provisions of law, the latter shall control.

  The laws of the State of New York shall, except to the extent that any applicable provisions of some other law shall be controlling, govern the construction, validity and effect of this contract.

  The headings preceding the text of the several sections herein are inserted solely for convenience of reference and shall not affect the meaning, construction or effect of this contract.

  If the contract set forth herein is acceptable to you, please so indicate by executing the enclosed copy of this letter and returning the same to the undersigned, whereupon this letter shall constitute a binding contract between the parties hereto, subject to approval provided for in Section 5.

                                          Yours very truly,

                                          BANCROFT CONVERTIBLE FUND, INC.


                                          By      /s/ Thomas H. Dinsmore
                                             -----------------------------------
                                                        (President)

(Corporate Seal)


                                          Attest    /s/ Sigmund Levine
                                                -------------------------------
                                                        (Secretary)

DAVIS-DINSMORE MANAGEMENT COMPANY


By      /s/ Thomas H. Dinsmore
   -----------------------------------
              (President)


Attest    /s/ Sigmund Levine
      --------------------------------
              (Secretary)

                                          (Corporate Seal)

- --------------------------------------------------------------------------------

                        BANCROFT CONVERTIBLE FUND, INC.
                 Special Meeting to be held October 25, 1996

      This Proxy is being solicited on behalf of the Board of Directors

  The undersigned appoints Thomas H. Dinsmore, Jane D. O'Keeffe and
Sigmund Levine, and each of them, attorneys and proxies, with power of substitution in each, to vote and act on behalf of the undersigned at the special meeting of shareholders of Bancroft Convertible Fund, Inc. (the "Company") at the Morris County Golf Club, 39 Punchbowl Road, Convent Station, New Jersey 07961 on October 25, 1996 at 10:00 a.m., and at all adjournments, according to the number of shares of Common Stock which the undersigned could vote if present, upon such subjects as may properly come before the meeting, all as set forth in the notice of the meeting and the proxy statement furnished therewith. Unless otherwise marked on the reverse hereof, this proxy confers authority to vote FOR the proposal to approve the new Investment Advisory Agreement.

PLEASE FILL IN, DATE AND SIGN THE PROXY ON THE OTHER SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

- --------------------------------------------------------------------------------
                           . FOLD AND DETACH HERE .